SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 22, 2005

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road

Dallas, Texas  75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

N/A

(Former address; changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2005, Tenet Healthcare Corporation issued a press release announcing that Robert S. Shapard, 49, an accomplished financial executive with broad operating experience, has been named Tenet’s chief financial officer.  Mr. Shapard will join the company on March 1, 2005 and assume the post of chief financial officer on March 10.  Mr. Shapard will succeed Stephen D. Farber, who announced last August that he would leave Tenet after a transition period as a result of the company’s move of its headquarters to Dallas in January.  The press release is attached as Exhibit 99.1.

The terms of his employment are set forth in a letter dated February 16, 2005.  Mr. Shapard’s initial base salary will be $600,000.  As a participant in the company’s annual incentive plan, he will be eligible for an annual bonus, based on individual and company performance.  His target bonus award percentage under the plan has been set at 70% of base salary.  Mr. Shapard will receive an initial grant of 75,000 restricted stock units and 300,000 non-qualified stock options.  He will also be eligible for an annual stock based incentive grant in March 2006.  A copy of the February 16, 2005 letter will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Trevor Fetter
Trevor Fetter
President and Chief Executive Officer

Date:  February 22, 2005

EXHIBIT INDEX

99.1                           Press Release issued on February 22, 2005